UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 19, 2014

Mast Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12390 El Camino Real, Suite 150, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 858-552-0866

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On June 19, 2014, the board of directors (the “Board”) of Mast Therapeutics, Inc. (the “Company”) increased the size of the Board by one, from four to five authorized directors, and elected Howard C. Dittrich, M.D., F.A.C.C., to the Board to fill the newly created directorship, effective immediately. Dr. Dittrich has not been appointed to any committee of the Board. Dr. Dittrich’s selection as a director was not pursuant to any arrangement or understanding between Dr. Dittrich and any other person. The Board determined that Dr. Dittrich is an “independent director,” as such term is defined in Section 803A(2) of the NYSE MKT LLC Company Guide.

As a non-employee member of the Board, pursuant to the Company’s current director compensation policy, which was adopted in March 2013, Dr. Dittrich will receive an annual cash retainer of $20,000, payable in equal quarterly installments and pro-rated with respect to the second quarter of 2014, and $1,000 for each meeting of the Board that he attends. In addition, pursuant to the director compensation policy, on June 19, 2014, the Board granted Dr. Dittrich an “inducement option” to purchase up to 46,609 shares of the Company’s common stock and a second option to purchase up to 46,609 shares of the Company’s common stock. The exercise price for these option awards is $0.65 per share, which was the closing sale price of the Company’s common stock on the NYSE MKT equities market on June 19, 2014. The inducement option vests and becomes exercisable in 36 substantially equal monthly installments over the 36 months following the grant date and the other option vests and becomes exercisable in 12 substantially equal monthly installments over the 12 months following the grant date, in each case, subject to Dr. Dittrich’s continued service to the Company. The option awards were granted under the 2014 Plan (as defined below) and have a 10-year term (subject to extension under limited circumstances as provided in the plan). In the event Dr. Dittrich ceases to provide services (as defined in the plan) to the Company, or in the event of his death or disability, the option awards will terminate three years after the date of such event. In the event of a change in control of the Company, the option awards will vest and become exercisable on the day prior to the date of the change in control if Dr. Dittrich is then providing services to the Company and each option award will terminate on the date of the change in control to the extent not exercised prior to such date.

2014 Omnibus Incentive Plan

On June 19, 2014 at the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”), the Company’s stockholders approved the Mast Therapeutics, Inc. 2014 Omnibus Incentive Plan (the “2014 Plan”) and it became effective as of that date. The Board approved the 2014 Plan on March 19, 2014, subject to stockholder approval at the Annual Meeting. The Company’s directors and employees, including its principal executive officer, president and principal operating officer, chief medical officer (who are the Company’s named executive officers (“NEOs”) as identified in the Proxy Statement (defined below)), and principal financial and accounting officer, are eligible to participate in the 2014 Plan.

The 2014 Plan amends, restates and renames the Company’s 2013 Omnibus Incentive Plan (the “Existing Plan”), and, accordingly, no new awards may be granted under the Existing Plan, which was the Company’s sole active plan under which equity compensation awards could be granted to eligible employees, non-employee directors and consultants prior to June 19, 2014. All outstanding awards under the Existing Plan and the Company’s Amended and Restated 2008 Omnibus Incentive Plan, 2008 Omnibus Incentive Plan and 2005 Equity Incentive Plan (collectively, the “Prior Plans”) will continue to be governed by the terms of the plan under which they were awarded.

Below is a summary of the principal differences between the 2014 Plan and the Existing Plan:

•	Available shares. The number of shares authorized for grant under the 2014 Plan effectively increases the number of shares available for plan awards by 13,448,778 shares.

•	Plan Expiration. The 2014 Plan will expire on June 19, 2024. The Existing Plan was set to expire on June 19, 2023.

•	Fungible Ratio. The 2014 Plan decreases to 1.2-to-1 the ratio at which awards other than options and stock appreciation rights (“SARs”) will count against the number of shares available under the 2014 Plan, as well as the ratio at which awards other than options and SARs that are forfeited, expire or are settled for cash will contribute shares back to the 2014 Plan, except as otherwise provided by the 2014 Plan. Under the Existing Plan, the fungible ratio was 1.5-to-1. As of June 19, 2014, there were no awards outstanding under the Prior Plans other than options.

•	Automatic Exercise of Expiring Options and SARs. The 2014 Plan permits award agreements to provide for automatic exercise of “in-the-money” options and SARs on the last day of the term of an option or SAR if then exercisable. In-the-money options will be automatically exercised by withholding such number of shares that would otherwise be issuable in connection with the exercise of the option as payment of the exercise price and/or required withholding taxes. The Existing Plan did not include these provisions.

•	Definition of Change in Control. The 2014 Plan includes language to clarify that the occurrence of the consummation of a Business Transaction (as defined in the 2014 Plan) is a Change in Control for purposes of the 2014 Plan.

•	Section 162(m) Grant Limits. The 2014 Plan has the following per person limits on awards granted or earned, as applicable, during any 12-month period: (i) 4,000,000 shares under stock options or SARs, (ii) 4,000,000 shares under any awards other than stock options and SARs that are denominated in shares and intended to comply with the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), and (iii) a $2,000,000 maximum value for awards denominated in cash that are intended to comply with the performance-based compensation exception under Section 162(m) of the Code; however, each of the foregoing limits will be multiplied by two with respect to awards granted to a participant during the first calendar year in which that participant commences employment with the Company or any of its subsidiaries. The Existing Plan had a 3,000,000 share limit with respect to awards other than stock options and SARs that were denominated in shares. Under the Existing Plan, the limits for options and SARs and for any other awards intended to comply with the performance-based exception under Code Section 162(m) that were denominated in shares were 5,000,000 and 4,000,000 shares, respectively. In addition, the Existing Plan did not authorize an increased limit for awards to new participants that were denominated in cash.

A more detailed summary of the 2014 Plan is set forth in “Proposal 3—Approval of the Mast Therapeutics, Inc. 2014 Omnibus Incentive Plan” in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 29, 2014 (the “Proxy Statement”), and is incorporated herein by reference. That summary and the summary in this report of the principal differences between the 2014 Plan and the Existing Plan are qualified in their entirety by reference to the 2014 Plan, a copy of which is filed as Exhibit 10.1 to this report.

On June 19, 2014, the independent members of the Board also approved the following forms of stock option grant agreements, for use under the 2014 Plan for awards to the Company’s non-employee directors and employees, including its executive officers: (a) form of Non-Statutory Stock Option Grant Agreement—Director (for grants to non-employee directors); (b) form of Incentive Stock Option Grant Agreement (for grants to employees); (c) form of Senior Executive Incentive Stock Option Grant Agreement (for grants to the Company’s chief executive officer and president and chief operating officer); and (d) form of CMO Incentive Stock Option Grant Agreement (for grants to the Company’s chief medical officer). Copies of the forms described in (a) through (d) in the preceding sentence are attached as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively. There are no material differences in the terms of these new forms of stock option grant agreements compared to the forms used for option grants under the Existing Plan, which were filed with the Securities and Exchange Commission as exhibits to the Company’s current report on Form 8-K on June 21, 2013.

2014 Executive Incentive Plan

On June 19, 2014, the Compensation Committee (the “Committee”) of the Board adopted the 2014 Executive Incentive Plan (the “Incentive Plan”) for the Company’s officers, including the NEOs and its principal financial and accounting officer, for the period beginning January 1, 2014 and ending December 31, 2014, and it approved corporate performance objectives applicable to the Incentive Plan. The Incentive Plan will be governed and administered by the Committee.

Pursuant to the Incentive Plan, each participant is assigned an incentive target that is expressed either as a specific dollar amount or as a percentage of such participant’s annual base salary, and the participant’s incentive award, if any, is based on achievement of the corporate objectives approved by the Committee and, if applicable, individual objectives approved by the Chair of the Committee. The corporate objectives approved by the Committee are applicable to all participants. If individual objectives are approved for a participant, that participant’s incentive award will be based 25% on the participant’s achievement of the individual objectives and 75% on the Company’s achievement of the corporate objectives. The Chair of the Committee may elect not to approve individual objectives for a participant, in which case, that participant’s incentive award will be based entirely (100%) on the Company’s achievement of the corporate objectives. The incentive awards for the NEOs and the Company’s principal financial officer will be based entirely (100%) on achievement of corporate objectives.

The following table lists the incentive target (expressed as a specific dollar amount or as a percentage of such officer’s annual base salary) for each NEO and the Company’s principal financial officer and for other officers of the Company eligible to participate in the Incentive Plan:

Participant	Incentive Target
Brian M. Culley, Chief Executive Officer	$202,500
Patrick L. Keran, President and Chief Operating Officer	$202,500
Santosh J. Vetticaden, Chief Medical Officer and Senior Vice President	35%
Brandi L. Roberts, Chief Financial Officer and Senior Vice President	30%
Other Senior Vice Presidents	30%

The Committee may grant an incentive award that is less than the incentive target if it determines performance partially met objectives or was less than acceptable, or it may grant an incentive award that exceeds the incentive target if it determines performance exceeded objectives or was excellent in view of prevailing conditions; provided, however, that no award may be granted to a participant in excess of three times such participant’s base salary. In evaluating performance, the Committee will consider the achievement of objectives, the degree to which performance exceeded the objective or an objective is partially achieved, the quality of achievement, the difficulty in achieving the objective, conditions that affected the ability to achieve objectives and such other factors as the Committee determines are appropriate to consider. In determining incentive awards, the Committee will take into account the recommendations of the Company’s chief executive officer and president and chief operating officer (together, the “Senior Executives”). The incentive awards generally will be paid in cash; however, the Committee has discretion to determine the composition of each award.

Payment of any award under the Incentive Plan will be made in a single sum on or before March 14, 2015. A participant has not earned and does not have any right or entitlement to any award under the Incentive Plan until the time the award is actually paid to such participant. Subject to any contractual obligations the Company may owe to a participant, the Committee has absolute discretion to abolish the Incentive Plan at any time or to alter the terms and conditions under which incentive awards will be paid, with or without any reason and with or without prior notice. In order to have earned an incentive award, the applicable participant must have been continuously employed with the Company through and including the date of payment of the incentive award, and if the employment of a participant is terminated (whether voluntarily or involuntarily) during the plan period or prior to payment of his or her incentive award, subject to any contractual obligations the Company may owe to that participant, whether or not any award payment is made to that participant will be at the absolute discretion of the Committee.

The corporate performance objectives under the Incentive Plan were set by the Committee based on recommendations from the Senior Executives and reflect the Committee’s assessment of near-term goals the achievement of which will enhance stockholder value. The corporate objectives involve (a) progress with the clinical development of MST-188, the Company’s lead product candidate, in sickle cell disease, including progress with the Company’s ongoing phase 3 EPIC study, (b) progress and plans relating to research and development (nonclinical, clinical and/or regulatory activities) of MST-188 in indications outside of sickle cell disease, including as an adjunctive therapy to thrombolytics and in heart failure, (c) progress and plans related to clinical development of AIR001, (d) progress with chemistry, manufacturing and controls (CMC)-related initiatives, (e) progress with intellectual property-related initiatives, and (f) maintaining specified levels of capital.

Pursuant to the Incentive Plan, if a corporate or individual objective becomes irrelevant or undesirable during the plan period or if a strategic change affects one or more objectives, then, for each such affected objective, the Committee, after considering the recommendations of the Senior Executives, may (i) if objectives are weighted, adjust the weightings of one or more existing objectives, (ii) substitute one or more new objectives, if objectives are weighted, with appropriate weightings for new and existing objectives, (iii) eliminate one or more existing objectives and, if objectives are weighted, re-weight objectives or (iv) take no action.

The foregoing description of the terms of the Incentive Plan is subject to, and qualified in its entirety by, the Incentive Plan, which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 19, 2014, the Company held the Annual Meeting. The following is a brief description of each matter voted upon at the Annual Meeting and final voting results showing the number of votes cast for and against, as well as the number of abstentions and broker non-votes as to each such matter, as applicable.

Proposal 1—To elect four directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal:

Nominee	For	Against	Abstain	Broker Non-Vote
Brian M. Culley	25,425,689	1,256,542	333,780	63,820,684
Jack Lief	25,412,986	1,201,981	401,044	63,820,684
David A. Ramsay	25,403,173	1,230,472	382,366	63,820,684
Lewis J. Shuster	24,828,025	1,785,447	402,539	63,820,684

In accordance with the above results, each nominee was elected to serve as director.

Proposal 2—To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

For	Against	Abstain	Broker Non-Vote
88,168,260	2,141,651	526,784	0

In accordance with the above results, the appointment of PricewaterhouseCoopers LLP was ratified.

Proposal 3—To approve the Mast Therapeutics, Inc. 2014 Omnibus Incentive Plan:

For	Against	Abstain	Broker Non-Vote
23,014,214	3,410,490	591,307	63,820,684

In accordance with the above results, the Mast Therapeutics, Inc. 2014 Omnibus Incentive Plan was approved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index immediately following the signature page of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mast Therapeutics, Inc.

June 20, 2014	By:	/s/ Patrick L. Keran
Name: Patrick L. Keran
Title: President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description

10.1	Mast Therapeutics, Inc. 2014 Omnibus Incentive Plan

10.2	Form of Non-Statutory Stock Option Grant Agreement—Director (for grants to non-employee directors) under the 2014 Omnibus Incentive Plan

10.3	Form of Incentive Stock Option Grant Agreement (for grants to employees) under the 2014 Omnibus Incentive Plan

10.4	Form of Senior Executive Incentive Stock Option Grant Agreement (for grants to the registrant’s chief executive officer and president and chief operating officer) under the 2014 Omnibus Incentive Plan

10.5	Form of CMO Incentive Stock Option Grant Agreement (for grants to the registrant’s chief medical officer) under the 2014 Omnibus Incentive Plan

10.6	2014 Executive Incentive Plan